Exhibit 1.2
WILLIAMS PARTNERS L.P.
WILLIAMS PARTNERS FINANCE CORPORATION
$600,000,000
7 1/4% Notes due 2017
Purchase Agreement
December 6, 2006
Citigroup Global Markets Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Ladies and Gentlemen:
     Williams Partners L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), and Williams Partners Finance Corporation, a Delaware corporation (“Williams Finance,” and together with the Partnership, the “Issuers”), as co-issuers, propose to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $600,000,000 aggregate principal amount of their 7 1/4 % Senior Notes due 2017 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of the Closing Date (as defined herein), among the Partnership, Williams Finance and The Bank of New York, as trustee (the “Trustee”). The Securities will have the benefit of a registration rights agreement (the “Registration Rights Agreement”), to be dated as of the Closing Date, among the Partnership, Williams Finance and the Initial Purchasers, pursuant to which the Partnership and Williams Finance will agree to register the Securities under the Act (as defined herein) subject to the terms and conditions therein specified. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 22 hereof.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.
     In connection with the sale of the Securities, the Partnership has prepared an offering memorandum, setting forth information concerning the Issuers, the Securities and the Registration Rights Agreement, in form and substance reasonably satisfactory to the Initial Purchasers. As used in this Agreement “Preliminary Memorandum” means the preliminary offering memorandum dated as of December 4, 2006 and “Final Memorandum” means the offering memorandum dated the date hereof, each as then amended or supplemented at the date thereof including any and all exhibits thereto and any information incorporated by reference therein. The Issuers hereby confirm that they have authorized the use of the Disclosure Package (as defined herein), the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms “amend,” “amendment” or “supplement” with respect to the Disclosure Package, the Preliminary Memorandum and the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time (as defined herein) that is incorporated by reference therein.
     Williams Partners GP LLC, a Delaware limited liability company, serves as the general partner (the “General Partner”) of the Partnership. Williams Energy Services, LLC, a Delaware limited liability company (“WES”) and a direct wholly owned subsidiary of The Williams Companies, Inc., a Delaware corporation (“Williams”), serves as the sole member of the General Partner. Each of WES, Williams Discovery Pipeline LLC, a Delaware limited liability company (“Williams Pipeline”), Williams Partners Holdings LLC, a Delaware limited liability company (“Holdings”), and Williams Energy, L.L.C., a Delaware limited liability company (“WE”), are limited partners of the Partnership. The Partnership is the sole member of Williams Partners Operating LLC, a Delaware limited liability company (“OLLC”), and is the sole stockholder of Williams Finance. OLLC is the sole member of each of Mid-Continent Fractionation and Storage, LLC, a Delaware limited liability company (“MCFS”), and Carbonate Trend Pipeline LLC, a Delaware limited liability company (“CTP”), and owns a 40% limited liability company interest in Discovery Producer Services, LLC, a Delaware limited liability company (“DPS”), and a 25.1% limited liability company interest in Williams Four Corners LLC, a Delaware limited liability company (“Four Corners LLC”). DPS is the sole member of Discovery Gas Transmission, LLC, a Delaware limited liability company (“DGT”).
     Prior to or as of the date hereof, the following have occurred:
     (a) The General Partner, WES, Williams Field Services Group, LLC (“WFS Group”), Williams Field Services Company, LLC (“WFS Company,” collectively with the General Partner, WES and WFS Group, the “Seller Parties”), the Partnership and OLLC entered into a Purchase and Sale Agreement, dated November 16, 2006 (the “Four Corners Purchase and Sale Agreement”), pursuant to which the Partnership will acquire an additional 74.9% member interest (the “Four Corners Interest”) in Four Corners LLC from the Seller Parties for aggregate consideration of $1.223 billion;

     (b) The Partnership entered into a Common Unit and Class B Unit Purchase Agreement, dated December 1, 2006 (the “Private Unit Purchase Agreement”), with certain qualified institutional buyers named as purchasers therein to issue and sell approximately $350 million of Common Units and Class B units representing limited partner interests in the Partnership (“Class B Units,” such Class B Units together with the Common Units issued and sold pursuant thereto, the “Privately Placed Units”) to such purchasers in a private placement (the “Equity Private Placement”); and
     (c) The Partnership has filed with the Commission a preliminary prospectus supplement, dated December 4, 2006, pursuant to Rule 424(b) under the Act relating to the underwritten public offering by the Partnership of 6,900,000 Common Units (plus an additional 1,035,000 Common Units issuable upon exercise of the underwriters’ option to purchase additional Common Units) (the “Public Equity Offering”).
     On the Closing Date, the following transactions will occur, unless otherwise noted:
     (a) Pursuant to this Agreement, the Initial Purchasers will pay cash to the Issuers in exchange for the Securities;
     (b) Certain public investors, through the Underwriters in the Public Equity Offering, will contribute cash to the Partnership in exchange for the Common Units purchased therein, as contemplated by the underwriting agreement entered into in connection therewith among the General Partner, the Partnership, OLLC and the underwriters named therein;
     (c) Pursuant to the Private Unit Purchase Agreement, the investors in the Equity Private Placement will contribute cash to the Partnership in exchange for the Private Units;
     (d) The parties to the Four Corners Purchase and Sale Agreement will consummate the transactions contemplated therein, which will include the following:
     (i) the Partnership will use the proceeds from the offerings of the Securities, the Public Equity Offering and the Equity Private Placement (i) to pay a portion of the consideration under the Four Corners Purchase and Sale Agreement and (ii) to pay offering and transaction expenses incurred by the Issuers;
     (ii) the Partnership will increase the capital account of the General Partner by an amount equal to 2/98ths of the gross proceeds of the Public Equity Offering and the Equity Private Placement and issue a proportionate amount of General Partner Units (as defined in the Partnership Agreement (as defined below)) to the General Partner;
     (iii) if required, the Partnership will issue unregistered Class B Units to the General Partner as payment of a portion of the consideration under the Four Corners Purchase and Sale Agreement (the “Sponsor Class B Units”); and
     (iv) WES, WFS Group, WFS Company, the General Partner, the Partnership and OLLC will enter into the Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”), in substantially the form attached as Exhibit A to the Four Corners Purchase and Sale Agreement;

     (e) The General Partner will enter into and effectuate Amendment No. 3 to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 23, 2005 (as the same may be amended or restated on or prior to each Delivery Date, the “Partnership Agreement”);
     (f) The Issuers will enter into the Indenture with the Trustee;
     (g) The Issuers will enter into the Registration Rights Agreement with the Initial Purchasers; and
     (h) The Issuers will enter into a registration rights agreement (the “Private Equity Registration Rights Agreement,” and with the Registration Rights Agreement, the “Registration Rights Agreements”) with the purchasers in the Equity Private Placement.
     The transactions described in clauses (a) through (h) above are referred to herein as the “Transactions.”
     Each of Williams Finance, MCFS, CTP, DPS, DGT and Four Corners LLC is referred to herein, individually, as a “Subsidiary” and, collectively, as the “Subsidiaries.”
     The Partnership, the General Partner, OLLC and the Subsidiaries are sometimes referred to herein collectively as the “Partnership Entities.” The General Partner, the Partnership, Williams Finance and OLLC are sometimes referred to herein collectively as the “Williams Parties.” The Williams Parties, together with Williams, WES, WFS Group, WFS Company, Williams Pipeline, Holdings and WE are sometimes referred to herein collectively as the “Williams Entities.”
     This is to confirm the agreement (this “Agreement”) concerning the purchase of the Securities from the Issuers by the Initial Purchasers.
     1. Representations and Warranties. The Williams Parties represent, warrant and agree with each Initial Purchaser as set forth below in this Section 1.
     (a) The Disclosure Package did not, as of the Execution Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum will not, as of its date, on the Closing Date and on any settlement date (and any amendment or supplement thereto, at the date thereof, at the Closing Date and on any settlement date will not) contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Williams Parties make no representation or warranty as to the information contained in or omitted from the Disclosure Package or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Williams Parties by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

     (b) None of the Williams Parties or any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, any security under circumstances that would require the registration of the Securities under the Act.
     (c) None of the Williams Parties or any person acting on their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Act) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Act) with respect to the Securities; and each of the Williams Parties and each person acting on their behalf has complied with the offering restrictions requirement of Regulation S under the Act.
     (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.
     (e) [Reserved]
     (f) No registration under the Act of the Securities is required for the offer and sale of the Securities to the Initial Purchasers or for the resales of the Securities by the Initial Purchasers, in each case, in the manner contemplated herein and in the Disclosure Package and the Final Memorandum.
     (g) The Partnership is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof as described under the caption “Use of Proceeds” in the Preliminary Memorandum and the Final Memorandum will not be, an “investment company” as defined in the Investment Company Act.
     (h) The Partnership is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (i) The Partnership has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated in this Agreement).
     (j) The Partnership has not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
     (k) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), has full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is, or at the Closing Date will be, duly registered or qualified to do business as a foreign limited partnership in each jurisdiction listed opposite its name in Annex B, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, securityholders’ equity, properties, business or prospects of the Partnership Entities, taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (l) Williams Finance has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), has full corporate power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is, or at the Closing Date will be, duly registered or qualified to do business as a foreign corporation in each jurisdiction listed opposite its name in Annex B, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (m) Each of the General Partner, OLLC, MCFS, CTP, DPS, DGT, WES, WFS Group, WFS Company and Four Corners LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), has full limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is, or at the Closing Date will be, duly registered or qualified to do business as a foreign limited liability company in each jurisdiction listed opposite its name in Annex B, such jurisdictions being the only jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so register or qualify could not reasonably be expected to (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.
     (n) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Material Federal Income Tax Considerations,” insofar as they purport to describe provisions of laws and documents referred to therein, and “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, when such Securities are issued and delivered against payment therefore as provided herein and in the Indenture, fairly summarize the matters therein described in all material respects.
     (o) On the Closing Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).
     (p) As of the respective dates of the Preliminary Memorandum and the Final Memorandum, other than the Common Units to be offered by the Partnership pursuant to the Underwriting Agreement, the Privately Placed Units and the Sponsor Class B Units, the Partnership has no limited partner interests issued and outstanding other than the following:
     (i) an aggregate of 1,250,000 Common Units and 7,000,000 subordinated units representing limited partner interests in the Partnership

(“Subordinated Units”) held by affiliates of Williams (the “Sponsor Units”) representing an aggregate 37.4% limited partner interest in the Partnership;
     (ii) the Incentive Distribution Rights (as defined in the Partnership Agreement) held by the General Partner; and
     (iii) 13,348,276 Common Units representing an aggregate 60.6% limited partner interest in the Partnership issued to public unitholders (the “Existing Public Units”).
All of such Sponsor Units, Incentive Distribution Rights, Existing Public Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and WES owns such WES Sponsor Units, WE owns such WE Sponsor Units, Williams Pipeline owns such Williams Pipeline Sponsor Units, Holdings owns such Holdings Sponsor Units and the General Partner owns such Incentive Distribution Rights, in each case, free and clear of all Liens (except, with respect to the Sponsor Units and the Incentive Distribution Rights, restrictions on transferability contained in the Partnership Agreement or as described in the Preliminary Memorandum or the Final Memorandum).
     (q) The Partnership is the sole member of OLLC with a 100% limited liability company interest in OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of OLLC (as the same may be amended and restated on or prior to the Closing Date, the “OLLC Agreement”) and is fully paid (to the extent required under the OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all Liens.
     (r) The Partnership is the sole stockholder of Williams Finance and owns 100% of the issued and outstanding shares of capital stock of Williams Finance; such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and the Partnership owns such shares of capital stock free and clear of all Liens.
     (s) On the Closing Date, after giving effect to the Transactions, OLLC will own a 100% limited liability company interest in Four Corners LLC; such limited liability company interest will be duly authorized and validly issued in accordance with the Four Corners LLC Agreement and is fully paid (to the extent required under the Four Corners LLC Agreement) and non-assessable (except as such non-assessibility may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) subject to the capital contribution provisions of the Four Corners LLC Agreement; and OLLC will own such limited liability company interest free and clear of all Liens.
     (t) OLLC owns a 100% limited liability company interest in each of MCFS and CTP; such limited liability company interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of each of MCFS and CTP (as the same may be amended or restated on or prior to the Closing Date, the “Wholly Owned Subsidiary LLC Agreements”), and have been fully paid (to the extent required under the Wholly Owned Subsidiary LLC Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC owns such limited liability company interests free and clear of all Liens.
     (u) OLLC owns a 40% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DPS (as such may be amended and restated on or prior to the Closing Date, the “DPS LLC Agreement”) and is fully paid (to the extent required under the DPS LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) subject to the capital contribution provisions of the DPS LLC Agreement; and OLLC owns such limited liability company interest free and clear of all Liens. DPS is the sole member of DGT with a 100% limited liability company interest in DGT; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of DGT (as the same may be amended or restated on or prior to the Closing Date (the “DGT LLC Agreement,” and together with the DPS LLC Agreement, the Four Corners LLC Agreement and the Wholly Owned Subsidiary LLC Agreements, the “Subsidiary LLC Agreements”) and is fully paid to the extent required under the DGT LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) subject to the capital contribution provisions of the DGT LLC Agreement; and DPS owns such limited liability company interest free and clear of all Liens.
     (v) Other than (i) the General Partner’s ownership of an approximate 2.0% general partner interest in the Partnership, its ownership of the Incentive Distribution Rights and, if issued pursuant to the Four Corners Purchase and Sale Agreement, Class B Units, (ii) the Partnership’s ownership of a 100% limited liability company interest in OLLC and 100% of the issued and outstanding shares of capital stock of Williams Finance, (iii) OLLC’s ownership of a 100% limited liability company interest in each of MCFS and CTP, (iv) OLLC’s ownership of a 40% limited liability company interest in DPS, (v) DPS’ 100% limited liability company interest in DGT, and (vi) OLLC’s ownership of a 100% limited liability company interest in Four Corners LLC, on the Closing Date, after giving effect to the Transactions, none of the Partnership Entities will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
     (w) WES owns a 100% limited liability company interest in the General Partner; such limited liability company interest has been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Agreement of the General Partner (as the same may be amended or restated on or prior to the Closing Date, the “GP LLC Agreement”), and is fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WES owns such limited liability company interest free and clear of all Liens.
     (x) Williams directly or indirectly owns a 100% limited liability company interest in each of WES, WFS Group and WFS Company; such limited liability company interests have been duly authorized and validly issued in accordance with the respective limited liability company agreements of WES, WFS Group and WFS Company (as the same may be amended or restated on or prior to the Closing Date, the “Williams Subsidiary LLC Agreements”) and are fully paid (to the extent required under the Williams Subsidiary LLC Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Williams owns such limited liability company interests free and clear of all Liens.
     (y) WE owns a 20% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the DPS LLC Agreement and is fully paid (to the extent required under the DPS LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) subject to the capital contribution provisions of the DPS LLC Agreement; and WE owns such limited liability company interest free and clear of all Liens.
     (z) Except as described in the Disclosure Package and the Final Memorandum or as provided in the credit agreement, dated May 1, 2006, among the Partnership, certain subsidiaries of Williams and the lenders named therein (the “Credit Agreement”), the amended and restated loan agreement, dated August 7, 2006, between the Partnership and Williams (the “Revolving Credit Agreement”), the Private Unit Purchase Agreement, the Private Equity Registration Rights Agreement or the Organizational Documents (as defined below), there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership, (ii) any shares of capital stock of Williams Finance or (iii) any limited liability company interests in the General Partner, OLLC or, except as provided in the DPS LLC Agreement, the DGT LLC Agreement and the Four Corners LLC Agreement, any of the Subsidiaries, in each case pursuant to the Partnership Agreement, the Williams Finance Bylaws, the OLLC Agreement, the GP LLC Agreement or the Subsidiary LLC Agreements, each as amended or restated on or prior to the Closing Date (collectively, the “Organizational Documents”), or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Except as described in the Disclosure Package and Final Memorandum or for restricted units granted under the General Partner’s Long-Term Incentive Plan (the “LTIP”), there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or (B) any interests in the General Partner, OLLC or the Subsidiaries.
     (aa) None of the Partnership Entities has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.
     (bb) The Partnership has all requisite power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Disclosure Package and the Final Memorandum. On the Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Williams Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Securities and the consummation of the transactions (including the Transactions) contemplated by this Agreement, shall have been validly taken.

     (cc) This Agreement has been duly and validly authorized, executed and delivered by or on behalf of each of the Williams Parties.
     (dd) The execution and delivery of, and the performance by the Issuers of their respective obligations under, the Indenture has been duly authorized by each of the Issuers and the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuers, will constitute a valid and binding obligation of the Issuers, enforceable against each of them in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, fraudulent transfer or conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally from time to time in effect and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except that the indemnity, contribution and exoneration provisions contained therein may be limited by applicable laws and public policy (the “Enforceability Exceptions”). The Securities have been duly authorized, and, when executed by the Issuers and authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with this Agreement, will constitute valid and binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against each of them in accordance with its terms; provided that the enforceability of the Securities may be limited by the Enforceability Exceptions. The Registration Rights Agreement has been duly authorized by the Issuers and, assuming the due authorization, execution and delivery thereof by the Initial Purchasers, when executed and delivered by the Issuers, will constitute a valid and binding obligation of the Issuers, enforceable against each of them in accordance with its terms; provided that the enforceability of the Registration Rights Agreement may be limited by the Enforceability Exceptions; and provided further that no representation is made with respect to Section 8 thereof.
     (ee) (i) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
     (ii) The OLLC Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
     (iii) The GP LLC Agreement has been duly authorized, executed and delivered by WES, and is a valid and legally binding agreement of WES, enforceable against WES in accordance with its terms;
     (iv) Each of the MCFS LLC Agreement and the CTP LLC Agreement has been duly authorized, executed and delivered by or on behalf of OLLC, and each is a valid and legally binding agreement of OLLC, enforceable against OLLC in accordance with its terms;
     (v) The DPS LLC Agreement has been duly authorized, executed and delivered by or on behalf of each of OLLC and WE and, assuming due authorization, execution and delivery by Duke Energy Field Services, LP, is a valid and legally binding agreement of OLLC and WE, enforceable against each of them in accordance with its terms;
     (vi) The Four Corners Purchase and Sale Agreement has been duly authorized, executed and delivered by or on behalf of each of WES, WFS Group, WFS Company, the General Partner, the Partnership and OLLC and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and
     (vii) The Private Unit Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;
provided that, with respect to each agreement described in this Section 1(ee), the enforceability thereof may be limited by the Enforceability Exceptions.
     (ff) On or before the Closing Date:
     (i) The Contribution Agreement will have been duly authorized, executed and delivered by or on behalf of each of WES, WFS Group, WFS Company, the General Partner, the Partnership and OLLC and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; and
     (ii) The Underwriting Agreement will have been duly authorized, executed and delivered by or on behalf of each of the Partnership, the General Partner and OLLC;
provided that, with respect to each agreement described in this Section 1(ff), the enforceability thereof may be limited by the Enforceability Exceptions. The Four Corners Purchase and Sale Agreement and the Contribution Agreement are herein collectively referred to as the “Operative Agreements.”
     (gg) Except for (i) such consents (as defined below) as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold, (ii) in the case of the Registration Rights Agreement, such as will be obtained under the Registration Rights Agreement, the Act, the Exchange Act and the Trust Indenture Act, (iii) such consents (as defined below) that have been, or prior to the Closing Date will be, obtained, (iv) such consents in connection with the transactions contemplated by the Operative Agreements that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or (v) such consents in connection with the transactions contemplated by the Operative Agreements that are (A) of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of the transactions contemplated by the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained in the ordinary course of business subsequent to the consummation of the transactions contemplated by the Operative Agreements, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any of the Williams Parties or any of their properties or assets (“consent”) is required for the execution, delivery and performance of this Agreement by the Williams Parties and the consummation of the transactions contemplated hereby (including the Transactions) in the manner contemplated herein and in the Disclosure Package and the Final Memorandum and the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Preliminary Memorandum and the Final Memorandum.
     (hh) None of the execution and delivery by the Williams Entities of the Indenture, this Agreement, the Registration Rights Agreements or the Operative Agreements to which any of the Williams Entities is a party, the issuance and sale by the Issuers of the Securities pursuant to this Agreement, or the consummation of the transactions contemplated hereby or thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Williams Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Williams Entities is a party or by which any of them or any of their respective properties may be bound or (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Williams Entities or any of their properties in a proceeding to which any of them or their property is a party, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect.
     (ii) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Disclosure Package and the Final Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial and operating information set forth or incorporated by reference in the Preliminary Memorandum and the Final Memorandum under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived.
     (jj) The pro forma financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act; such pro forma financial statements have been properly compiled on the bases described therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of management of the General Partner, reasonable; and the pro forma adjustments used in such pro forma financial statements are appropriate to give effect to the transactions and circumstances referred to therein.

     (kk) Except as described in the Disclosure Package and the Final Memorandum, there are no legal or governmental proceedings pending to which any of the Williams Parties is a party or of which any of their property or assets is the subject that could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreements or the consummation of the transactions contemplated hereby or thereby; and to the knowledge of the Williams Parties, no such proceedings are threatened by governmental authorities or by others.
     (ll) On the Closing Date, after giving effect to the Transactions, each of the Partnership Entities will have good and indefeasible title to all real property and good title to all personal property, contemplated as owned or to be owned by any of them in the Operative Agreements or the Preliminary Memorandum and the Final Memorandum, in each case free and clear of all liens, claims, security interests, encumbrances and other defects, except (i) such as are described in the Preliminary Memorandum and the Final Memorandum or (ii) such as do not materially interfere with the use made in the past and proposed to be made in the future of such property as described in the Preliminary Memorandum and the Final Memorandum; provided, that, with respect to title to pipeline rights-of-way, the Williams Parties represent that (A) no Williams Entity has received any actual notice or claim from any owner of land upon which any pipeline that will be owned by any Subsidiary as of the Closing Date as described in the Preliminary Memorandum and the Final Memorandum is located that such Williams Entity does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the Preliminary Memorandum and the Final Memorandum and (B) any lack of title to the pipeline rights-of-way that will have a material adverse effect on the ability of any Subsidiary to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the Preliminary Memorandum and the Final Memorandum will be subject to the indemnification provisions of Section 2.3(a)(i) of the Omnibus Agreement, dated August 23, 2005, among WES, WE, Williams Pipeline, Holdings, the General Partner, the Partnership, OLLC and (for purposes of Articles V and VI thereof only) Williams. All assets held under lease or license by the Partnership Entities are held under valid, subsisting and enforceable leases or licenses, with such exceptions as are not material and do not materially interfere with the use made in the past and proposed to be made in the future of such assets by the Partnership Entities taken as a whole as described in the Preliminary Memorandum and the Final Memorandum.
     (mm) None of the Williams Parties (i) is in violation of its certificate or agreement of limited partnership, certificate of formation or limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents; (ii) is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over its property or assets, except in the case of clauses (ii) and (iii) as could not reasonably be expected to have a Material Adverse Effect, or as could not materially impair the ability of any of the Williams Parties to perform their obligations under this Agreement, the Indenture or the Registration Rights Agreement.
     (nn) Ernst & Young LLP, who has certified certain financial statements of the Partnership, the General Partner, Four Corners LLC and DPS and whose reports appear or are incorporated by reference in the Preliminary Memorandum and the Final Memorandum, were an independent registered public accounting firm with respect to the Partnership and the General Partner during those periods covered by the financial statements on which they reported contained in or are incorporated by reference in the Disclosure Package and the Final Memorandum for which they were required by the Act to be an independent registered public accounting firm.
     (oo) Each of the Williams Parties has filed all applicable tax returns required to be filed through the date hereof, subject to permitted extensions, and has timely paid all taxes shown to be due thereon, other than those (i) which, if not filed or paid, would not have a Material Adverse Effect, or (ii) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
     (pp) Except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), no labor disturbance by the employees of any of the Partnership Entities (and to the extent they perform services on behalf of any of the Partnership Entities, employees employed directly or indirectly by any of the Williams Entities other than the Partnership Entities), exists or, to the knowledge of the Williams Parties, is imminent or threatened, which might be expected to have a Material Adverse Effect.
     (qq) Each of the Partnership Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks related to property damage and liability to third parties as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of each of the Partnership Entities are in full force and effect on the date hereof; each of the Partnership Entities are in compliance with the terms of such policies in all material respects as of the date hereof; and none of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.
     (rr) Neither OLLC nor any Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Partnership, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) or as set forth in the Subsidiary LLC Agreements and the OLLC LLC Agreement.
     (ss) Each of the Williams Parties has, or at the Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), subject to such qualifications as may be set forth in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) and (i) except for such permits that, if not obtained, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) such permits that have been, or prior to the Closing Date will be, obtained; except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), each of the Williams Parties has, or at the Closing Date will have, fulfilled and performed all its material obligations with respect to such permits that are or will be due to have been fulfilled and performed by such date; and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (tt) Each of the Partnership Entities (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Partnership’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Partnership’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (uu) (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Partnership and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.
     (vv) Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries audited by Ernst & Young LLP, (i) the certifying officers of the General Partner have not disclosed to the Partnership’s auditors and the audit committee of the General Partner’s board of directors (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonable likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting, and (ii) since that date, there have been no changes in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.
     (ww) Except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), the Williams Parties and Four Corners LLC (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of health and human safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received and, as necessary, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. None of the Williams Parties or Four Corners LLC has been named as a “potentially responsible party” under CERCLA or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as described in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), (A) none of the Williams Parties is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings in which it is reasonably believed that no monetary penalties of $100,000 or more will be imposed, and (B) none of the Williams Parties anticipates material capital expenditures relating to Environmental Laws.
     (xx) As of the Closing Date, and after giving effect to the Transactions, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

     (yy) On the Closing Date and after giving effect to the Transactions, the subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Partnership (as defined in Rule 405 under the Act).
     (zz) None of the Williams Parties, nor any director, officer, employee, or to the knowledge of the Williams Parties, any agent or other person associated with or acting on behalf of any of the Williams Parties, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (aaa) The Partnership is in compliance in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002.
     Each certificate signed by or on behalf of any of the Williams Parties and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed to be a representation and warranty by each such Williams Party to the Initial Purchasers as to matters covered thereby.
          The Williams Parties (i) acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant hereto, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and (ii) hereby consent to such reliance.
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Partnership and Williams Finance, jointly and severally, agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Partnership and Williams Finance, at a purchase price of 98.5% of the principal amount thereof, plus accrued interest, if any, from December 13, 2006 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.
     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 9:00 A.M., Houston, Texas time, on December 13, 2006, or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Partnership and Williams Finance by wire transfer payable in same-day funds to the account specified by the Partnership or Williams Finance. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The Securities shall be evidenced by one or more certificates in global form registered in such names and in such denominations as the Initial Purchasers may request upon at least two business days notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.
     4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Act), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.
     (b) Each Initial Purchaser represents and warrants that it is not acquiring the Securities with a view to any offer or distribution thereof that would violate the Act or the securities or blue sky laws of any state or country.
     (c) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Williams Parties that:
     (i) it has not offered or sold, and will not offer or sell, any Securities within the United States or to, or for the account or benefit of, U.S. persons (x) as part of its distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date except:
     (A) to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act); or
     (B) in accordance with Rule 903 of Regulation S under the Act;
     (ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) of the Act) in the United States;
     (iii) in connection with each sale pursuant to Section 4(c)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A under the Act;
     (iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S under the Act) with respect to the Securities;
     (v) it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S under the Act;
     (vi) it is an “accredited investor” (as defined in Rule 501(a) of the Act);
     (vii) without the prior written consent of the Issuers, it has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities (“Written Information”) other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Issuers; provided that the prior written consent of the Issuers shall be deemed to have been given in respect of (x) preliminary and final term sheets relating to the offer and sale of the Securities containing customary terms and (y) material relating to the offer and sale of the Securities prepared by the Initial Purchasers that does not contain information provided by or on behalf of the Issuers specifically for use in such material;
     (viii) at or prior to the confirmation of any sale of Securities (other than a sale of Securities pursuant to Section 4(c)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S under the Act) a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S”;
     (ix) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities, in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers;
     (x) it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the Securities in, from and otherwise involving the United Kingdom; and
     (xi) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer to the public of any Securities which are the subject of the offering contemplated by this Agreement in that Relevant Member State, except that it may make an offer to the public in that Relevant Member State of any Securities at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
     (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (B) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year, (ii) a total balance sheet of more than €43,000,000 and (iii) an annual turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (C) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior written consent of the Representatives for any such offer; or
     (D) in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of Securities shall result in a requirement for the publication by the Issuers or any Initial Purchaser of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     The Initial Purchasers (i) acknowledge that the Issuers and, for purposes of the opinions to be delivered to each Initial Purchaser pursuant hereto, counsel for the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and (ii) hereby consent to such reliance.
     5. Agreements. Each of the Williams Parties agrees with each Initial Purchaser that:
     (a) The Issuers will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in Section 5(c) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.
     (b) The Issuers will prepare a final pricing disclosure supplement, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Annex C hereto.
     (c) The Issuers will not amend or supplement the Disclosure Package or the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Partnership will not file any document under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum unless (i) prior to such proposed filing, the Partnership has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document or (ii) the Representatives have reasonably objected and the Partnership has received advice of counsel that such filing is required by law. The Partnership will promptly advise the Representatives when any document filed under the Exchange Act that is incorporated by reference in the Disclosure Package or the Final Memorandum shall have been filed with the Commission.
     (d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Issuers will promptly (i) notify the Representatives of any such event; (ii) subject to the requirements of Section 5(c), prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.
     (e) Without the prior written consent of the Representatives, the Partnership has not given and will not give to any prospective purchaser of the Securities any Written Information other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.
     (f) The Issuers will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may reasonably designate (including Japan and certain provinces of Canada) and will maintain such qualifications in effect so long as reasonably required for the sale of the Securities; provided that in no event shall any of the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits in any jurisdiction where it is not now so subject. The Issuers will promptly advise the Representatives of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (g) During the period of two years following the Closing Date, the Williams Parties will not, and will not permit any of their Affiliates to resell any Securities that have been acquired by any of them.
     (h) None of the Williams Parties or any person acting on behalf of any of the Williams Parties (other than the Initial Purchasers, as to whom the Williams Parties make no representation) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.
     (i) None of the Williams Parties nor any person acting on behalf of any of the Williams Parties (other than the Initial Purchasers, as to whom the Williams Parties make no representation) will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Act) in connection with any offer or sale of the Securities in the United States and none of the Williams Parties or any person acting on behalf of any of the Williams Parties (other than the Initial Purchasers, as to whom the Williams Parties make no representation) will engage in any directed selling efforts (within the meaning of Regulation S under the Act) with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S.
     (j) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Partnership will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.
     (k) The Issuers will cooperate with the Representatives to permit the Securities to be eligible for clearance and settlement through the DTC.
     (l) The Partnership will not, for a period of 30 days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Williams Party or any person in privity with any Williams Party), directly or indirectly, or announce the offering of, any debt securities registered under the Act or eligible for trading pursuant to Rule 144A issued or guaranteed by the Partnership or Williams Finance (other than the Securities).
     (m) The Issuers will not take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.
     (n) The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities (including the Indenture and the Registration Rights Agreement);

(vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) the cost of listing the Securities for trading in the PORTAL Market; (ix) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (xi) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder; provided that, except as provided in this Section 5 and in Section 7 hereof, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Securities that they may sell and the expenses of advertising any offering of the Securities made by the Initial Purchasers.
     (o) The Partnership will, for a period of 12 months following the Execution Time, furnish to the Representatives all reports or other communications (financial or other) generally made available to unitholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Partnership is listed and generally made available to the public.
     6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Williams Parties contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Williams Parties made in any certificates pursuant to the provisions hereof, to the performance by the Williams Parties of their obligations hereunder and to the following additional conditions:
     (a) The Issuers shall have requested and caused Andrews Kurth LLP, counsel for the Issuers, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in substantially the form of Exhibit A hereto.
     (b) The Partnership shall have requested and caused James J. Bender, internal counsel for the Partnership, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in substantially the form of Exhibit B hereto.
     (c) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (d) The Partnership shall have furnished to the Representatives a certificate, signed by (x) the Chairman of the Board and the Chief Executive Officer and (y) the principal financial or accounting officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum, and any amendments or supplements thereto, and this Agreement and that:
     (i) the representations and warranties of the Williams Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date;
     (ii) the Williams Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), results of operations, business or properties of the Partnership Entities, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum.
     (e) At the Execution Time, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Initial Purchasers and dated as of the Execution Time (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Memorandum, as of a date not more than three days prior to the Execution Time), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to initial purchasers in connection with securities offerings of type contemplated by this Agreement.
     (f) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Memorandum, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (g) None of the Partnership Entities shall have sustained since the date of the latest audited financial statements included in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto) (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package or the Final Memorandum (exclusive of any amendment or supplement thereto), or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is adverse to the Partnership Entities or (ii) since such date there shall not have been any adverse change in the partners’ capital (other than the issuance of the Privately Placed Units and the Sponsor Class B Units), members’ equity or short-term or long-term debt of the Partnership Entities (other than the Securities) or any change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, business or prospects of the Partnership Entities, otherwise than as set forth or contemplated in the Disclosure Package or the Final Memorandum (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     (h) The Securities shall have been designated as PORTAL eligible securities in accordance with the rules and regulations of the NASD and eligible for clearance and settlement through the DTC.
     (i) Subsequent to the Execution Time, there shall not have been any downgrading in the rating of any of the Partnership’s securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (j) The Representatives shall have received evidence satisfactory to them that (i) the Public Equity Offering has been consummated simultaneously with the consummation of the offering of the Securities and (ii) the acquisition of the Four Corners Interest pursuant to the Four Corners Purchase and Sale Agreement shall have been consummated or will be consummated as of the Closing Date, in each case, on substantially the terms as described in the Disclosure Package and the Final Memorandum.
     (k) Prior to the Closing Date, the Partnership shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 will be delivered at the offices of Andrews Kurth LLP, counsel for the Issuers, at 600 Travis, Suite 4200, Houston, Texas 77002, on the Closing Date.
     7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Williams Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Williams Parties will reimburse the Initial Purchasers severally through the Representatives on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution
     (a) The Williams Parties agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Final Memorandum, any Issuer Written Information or in any amendment or supplement thereto, or any other written information used by or on behalf of the Issuers in connection with the offer and sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Williams Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, the Final Memorandum or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Williams Parties may otherwise have to any Initial Purchaser or to any director, officer, employee, Affiliate, agent or controlling person of that Initial Purchaser.
     (b) Each of the Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless each of the Williams Parties, each of their respective directors, officers and employees and each person who controls the Williams Parties within the meaning of either the

Act or the Exchange Act, to the same extent as the foregoing indemnity from the Williams Parties to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuers by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Disclosure Package, the Final Memorandum or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have to any Williams Party or any director, officer, employee or controlling person of that Williams Party. The Williams Parties acknowledge that (i) the statements on the cover page regarding delivery of the Securities and (ii) under the heading “Plan of Distribution”, (A) the table of Initial Purchasers and the principal amount of Securities to be purchased by such Initial Purchasers, (B) the fifth and sixth sentences of the tenth paragraph related to the Initial Purchasers’ market making activities, (C) the eleventh paragraph related to over-allotment, stabilization and syndicate covering transactions, and (D) the sixteenth paragraph related to the distribution of the Securities on the Internet in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Disclosure Package or the Final Memorandum or in any amendment or supplement thereto.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Williams Parties and the Initial Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action) (collectively “Losses”) to which the Williams Parties and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Williams Parties on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Williams Parties and the Initial Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Williams Parties, on the one hand, and the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Williams Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Williams Parties, on the one hand, or the Initial Purchasers, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Williams Parties and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Williams Parties within the meaning of either the Act or the Exchange Act and each officer, director and employee of the Williams Parties shall have the same rights to contribution as the Williams Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
     9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Williams Parties. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Williams Parties or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Common Units shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, a material adverse change in general economic, political or financial conditions including, without limitation, as a result of terrorist activities after the date hereof or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).
     11. Research Analyst Independence. The Issuers acknowledge that the Representatives’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Representatives’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuers and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers may have against the Representatives with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuers by such Representatives’ investment banking divisions. The Issuers acknowledge that each of the Representatives is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Issuers.

     12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Williams Parties or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Williams Parties or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
     13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; and Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c)), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); or, if sent to the Issuers, will be mailed, delivered or faxed to (918) 573-4647 and confirmed to it at One Williams Center, Tulsa, Oklahoma 74172-0172, Attention: President.
     14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and, except as expressly set forth in Section 5(i) hereof, no other person will have any right or obligation hereunder.
     15. Jurisdiction. The Issuers hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Williams Parties and the Initial Purchasers, or any of them, with respect to the subject matter hereof.
     17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
     18. Waiver of Jury Trial. The Williams Parties each hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     19. No Fiduciary Duty. The Williams Parties hereby acknowledge that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Initial Purchasers and any Affiliates through which they may be acting, on the other, (ii) the Initial Purchasers are acting as principal and not as an agent or fiduciary of any of the Issuers and (iii) the Issuers’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Williams Parties agree that they are solely responsible for making their own judgments in connection with the offering of the Securities (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Williams Parties on related or other matters). The Williams Parties agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Williams Parties in connection with such transaction or the process leading thereto.
     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D under the Act.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
     “Citigroup” shall mean Citigroup Global Markets Inc.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Commission” shall mean the Securities and Exchange Commission.
     “Disclosure Package” shall mean, as of the Execution Time, (i) the Preliminary Memorandum, (ii) a schedule in the form attached hereto as Annex C indicating, among other things, the aggregate principal amount of Securities being sold and the price at which the Securities will be sold and (iii) any Issuer Written Information.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Execution Time” shall mean 10:30 a.m. (New York City time) on the date of this Agreement, which the Initial Purchasers have informed the Issuers and their counsel is a time prior to the time of the first sale of the Securities.
     “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

     “Issuer Written Information” shall mean any writings in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.
     “NASD” shall mean the National Association of Securities Dealers, Inc.
     “PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.
     “Regulation D” shall mean Regulation D under the Act.
     “Regulation S” shall mean Regulation S under the Act.
     “Regulation S-X” shall mean Regulation S-X under the Act.
     “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Williams Parties and the several Initial Purchasers.

Very truly yours,

WILLIAMS PARTNERS GP LLC

By:	/s/ Steven J. Malcolm

Name:	Steven J. Malcolm
Title:	Chief Executive Officer

WILLIAMS PARTNERS L.P.

By:	Williams Partners GP LLC,
its General Partner

By:	/s/ Steven J. Malcolm

Name:	Steven J. Malcolm
Title:	Chief Executive Officer

WILLIAMS PARTNERS FINANCE CORPORATION

By:	/s/ Steven J. Malcolm

Name:	Steven J. Malcolm
Title:	Chief Executive Officer

WILLIAMS PARTNERS OPERATING LLC

By:	Williams Partners L.P.,
its managing member

By:	Williams Partners GP LLC,
its General Partner

By:	/s/ Steven J. Malcolm

Name:	Steven J. Malcolm
Title:	Chief Executive Officer
Signature Page to Purchase Agreement (Ten-year Senior Notes)

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
For themselves and the other several
Initial Purchasers named in Schedule I
to the foregoing agreement.
Citigroup Global Markets Inc.

By:	/s/ Michael J. Casey

	Name:	Michael J. Casey
	Title:	Vice President

Lehman Brothers Inc.

By:	/s/ J. Scott Schlossel

	Name:	J. Scott Schlossel
	Title:	Managing Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Aaron R. Hoover

	Name:	Aaron R. Hoover
	Title:	Managing Director
Signature Page to Purchase Agreement (Ten-year Senior Notes)

SCHEDULE I

Principal Amount of
Initial Purchasers	Securities to be Purchased
Citigroup Global Markets Inc.	$195,000,000
Lehman Brothers Inc.	150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	60,000,000
Scotia Capital (USA) Inc.	60,000,000
ABN AMRO Incorporated	12,000,000
Banc of America Securities, LLC	25,500,000
BNP Paribas Securities Corp.	24,000,000
Calyon Securities (USA) Inc.	24,000,000
Greenwich Capital Markets, Inc.	25,500,000
TD Securities (USA) LLC	12,000,000
The Williams Capital Group, L.P.	12,000,000
Total	$600,000,000
Schedule I

ANNEX A
Significant Subsidiaries
Discovery Producer Services, LLC
Williams Four Corners LLC
Williams Partners Operating LLC
Mid-Continent Fractionation and Storage, LLC
Carbonate Trend Pipeline LLC
Annex A

ANNEX B
JURISDICTIONS OF QUALIFICATION

	Jurisdiction of	Jurisdictions
Name of Entity	Formation	of Qualification
Williams Partners GP LLC	Delaware	Oklahoma
Williams Partners L.P.	Delaware	Oklahoma
Williams Partners Finance Corporation	Delaware	Oklahoma
Williams Partners Operating LLC	Delaware	Oklahoma
Williams Four Corners LLC	Delaware	New Mexico and Colorado
Williams Field Services Company, LLC	Delaware	New Mexico, Colorado, Louisiana, Oklahoma, Texas, Utah and Wyoming
Williams Field Services Group, LLC	Delaware	Oklahoma and Texas
Mid-Continent Fractionation and Storage, LLC	Delaware	Kansas
Carbonate Trend Pipeline LLC	Delaware	Louisiana and Alabama
Discovery Producer Services LLC	Delaware	Louisiana
Discovery Gas Transmission LLC	Delaware	Louisiana
Williams Energy Services, LLC	Delaware	Florida, Illinois, North Dakota, Oklahoma, South Carolina and Virginia
Annex B

ANNEX C
PRICING DISCLOSURE SUPPLEMENT

Issuer:	Williams Partners L.P. & Williams Partners Finance Corporation
Issue:	Senior Notes
Maturity:	February 1, 2017
Principal Amount:	$600,000,000
Gross Proceeds:	$600,000,000
Distribution	144A/Reg S with Registration Rights
Ratings:	Ba3/BB-
Coupon:	7.250%
Yield:	7.250%
Treasury Spread:	281 b.p. vs. TSY 4.625% due 11/16
Price at Issue:	100.000%
Interest Payment Dates:	February 1st & August 1st
1st Interest Payment Date:	August 1, 2007
Call Schedule:	Non-Callable Except for a Make-Whole at T+75bps
Bookrunners:	Citigroup, Lehman Brothers, Merrill Lynch & Co.
Co-Lead Manager:	Scotia Capital
Co-Managers:	ABN Amro, Banc of America, BNP Paribas, Calyon,
RBS Greenwich, TD Securities, Williams Capital Group
Trade Date:	December 6, 2006
Settlement Date (T+5)	December 13, 2006
CUSIP:
144A	96950HAC4
Reg S	U96957AB8
ISIN:
144A	US96950HAC43
Reg S	USU96957AB84
This term sheet is qualified in its entirety by reference to the final offering memorandum covering Williams Partners L.P. & Williams Partners Finance Company. A copy of the final offering memorandum may be obtained by contacting Lisa Gallo of Citigroup at 212-723-6187.
Annex C

EXHIBIT A
FORM OF OPINION OF ANDREWS KURTH LLP
     (i) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware LP Act, is duly registered or qualified to do business and is in good standing as a foreign limited partnership under the laws of the jurisdictions set forth on Annex B to this Agreement; and the Partnership has all requisite partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, as described in the Preliminary Memorandum and the Final Memorandum.
     (ii) Each of the General Partner, OLLC and CTP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex B to this Agreement; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case as described in the Preliminary Memorandum and the Final Memorandum.
     (iii) Each of DPS and DGT is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex B to this Agreement; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case as described in the Preliminary Memorandum and the Final Memorandum.
     (iv) The General Partner is the sole general partner of the Partnership with an approximate 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests or claims (except restrictions on transferability contained in the Partnership Agreement, as described in the Preliminary Memorandum and the Final Memorandum or created or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
     (v) The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and WE, Holdings, WES, and Williams Pipeline own the Sponsor Units free and clear of all liens, encumbrances, security interests or claims (except restrictions on transferability in the Partnership Agreement, as described in the Preliminary Memorandum and the Final Memorandum or those created or arising under the

Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WE, Holdings, WES or Williams Pipeline as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WE, WES or Williams Pipeline as debtor is on file as of the date in such counsel’s opinion with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement; and the General Partner owns the Incentive Distribution Rights free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.
     (vi) The Partnership owns a 100% limited liability company interest in OLLC; such limited liability company interest has been duly authorized and validly issued in accordance with the OLLC Agreement and is fully paid (to the extent required under the OLLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the OLLC Agreement.
     (vii) The Partnership owns 100% of the issued and outstanding shares of capital stock of Williams Finance; such shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and the Partnership owns such shares of capital stock free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL or the Williams Finance Organizational Documents.
     (viii) OLLC owns a 100% limited liability company interest in each of MCFS and CTP; such limited liability company interests have been duly authorized and validly issued in accordance with the MCFS LLC Agreement and the CTP LLC Agreement, respectively, and are fully paid (to the extent required under the MCFS LLC Agreement or the CTP LLC Agreement, as applicable) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and OLLC owns such limited liability company interests free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act, the MCFS LLC Agreement or the CTP LLC Agreement.
     (ix) On the Closing Date, and after giving effect to the Transactions, OLLC will own a 100% limited liability company interest in Four Corners LLC; such limited liability company interest has been duly authorized and validly issued in accordance with the Four Corners LLC Agreement, and is fully paid (to the extent required under the Four Corners LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), subject to the capital contribution provisions of the Four Corners LLC Agreement; and OLLC owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming OLLC as debtor is on file as of the date in such counsel’s opinion with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Four Corners LLC Agreement.
     (x) WES owns a 100% limited liability company interest in the General Partner; such limited liability company interest has been duly authorized and validly issued in accordance with the GP LLC Agreement, and is fully paid (to the extent required under the GP LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WES owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WES as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WES as debtor is on file as of the date in such counsel’s opinion with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the GP LLC Agreement.
     (xi) OLLC owns a 40% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the DPS LLC Agreement; and OLLC owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OLLC as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the DPS LLC Agreement.
     (xii) DPS owns a 100% limited liability company interest in DGT; such limited liability company interest has been duly authorized and validly issued in accordance with the DGT LLC Agreement; and DPS owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming DPS as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware (except with respect to the in-lieu financing statement filed on behalf of Credit Lyonais, New York Branch, as Administrative Agent, on November 21, 2002 with respect to the original financing statements #26-22072 and #26-220473 filed on January 5, 1998 in Jefferson Parish, Louisiana and #98-00111681 filed on June 3, 1998 with the Secretary of State of the State of Texas), (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Louisiana naming DPS as debtor is on file as of the date in such counsel’s opinion with the Statewide Index of the State of Louisiana or (C) otherwise known to such counsel (except with respect to the financing statements filed on behalf of Credit Lyonais, New York Branch, as Administrative Agent, with the Secretary of State of the State of Texas on June 3, 1998 and in Jefferson Parish, Louisiana on January 5, 1998, each as noted in (xi)(A) above), without independent investigation, other than those created by or arising under the Delaware LLC Act or the DGT LLC Agreement.
     (xiii) Except as described in the Preliminary Memorandum and the Final Memorandum or as provided in the Credit Agreement, the Revolving Credit Agreement, the Private Unit Purchase Agreement, the Private Equity Registration Rights Agreement or the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of (i) any limited partner interests in the Partnership, (ii) any shares of capital stock of Williams Finance, (iii) any limited liability company interests in the General Partner or OLLC or (iv) any limited liability company interests in any Subsidiary (other than Williams Finance) in each case pursuant to the Organizational Documents or any other agreement or instrument known to such counsel to which any of such entities is a party or by which any one of them may be bound. To such counsel’s knowledge, except as described in the Preliminary Memorandum and the Final Memorandum or for restricted units granted under the LTIP, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or (B) any interests in the General Partner, OLLC or the Subsidiaries.
     (xiv) The Indenture has been duly authorized, executed and delivered by each of the Partnership and Williams Finance and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding obligation of each of the Partnership and Williams Finance, enforceable against each of them in accordance with its terms, under the applicable laws of the State of New York, (A) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting the rights of creditors generally, (B) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing and (C) subject to public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (collectively, the “Enforceability Exceptions”).
     (xv) The Securities have been duly authorized and, when executed and delivered by each of the Partnership and Williams Finance, authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with this Agreement, will constitute valid and binding obligations of the Partnership and

Williams Finance, entitled to the benefits of the Indenture, and enforceable against each of them in accordance with their terms, under the applicable laws of the State of New York, subject to and limited by the Enforceability Exceptions.
     (xvi) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Partnership and Williams Finance, and assuming the due authorization, execution and delivery thereof by the Initial Purchasers, constitutes a valid and binding obligation of each of the Partnership and Williams Finance, enforceable against each of them in accordance with its terms, under the applicable laws of the State of New York, subject to and limited by the Enforceability Exceptions.
     (xvii) The statements set forth under the caption “Description of Notes” in the Preliminary Memorandum and the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities, the Indenture and the Registration Rights Agreement, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.
     (xviii) Each of the Operative Agreements to which any of the Williams Parties is a party has been duly authorized and validly executed and delivered by or on behalf of each of the Williams Parties party thereto.
     (xix) Assuming the due authorization, execution and delivery by each party thereto (other than the Williams Parties), each of the Operative Agreements constitutes a valid and binding obligation of each of the Williams Parties party thereto, enforceable against each such Williams Party in accordance with its terms, subject to and limited by the Enforceability Exceptions.
     (xx) This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Williams Parties party thereto.
     (xxi) The offering, issuance and sale by the Partnership and Williams Finance of the Securities pursuant to this Agreement, the execution and delivery of, or the incurrence or performance by the Williams Entities of their respective obligations under, each of this Agreement, the Indenture, the Registration Rights Agreement and the Operative Agreements to which any of the Williams Entities is a party, each in accordance with its terms, and the consummation of the transactions contemplated hereby and thereby (including the Transactions) has not caused, and will not cause, as applicable, (A) a violation of the Organizational Documents, (B) a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any Operative Agreement to which any of the Williams Parties is a party or any agreement filed as an exhibit to the Partnership’s Registration Statement on Form S-3 (Registration No. 333-137562), the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, the Partnership’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 or any Current Report on Form 8-K filed by the Partnership since January 1, 2006 or (C) any violation of any applicable law of the United States of America, the DGCL, the Delaware LP Act and the Delaware LLC Act, excluding in the case of clauses (B) and (C), any such breaches, violations and defaults that would not have a Material Adverse Effect.

     (xxii) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 of this Agreement, no Governmental Approval is required for the execution and delivery by each of the Williams Parties of this Agreement, the Registration Rights Agreement, the Indenture or any of the Operative Agreements to which it is a party or the incurrence or performance of its obligations thereunder and the consummation of the transactions contemplated thereby, except for such (A) as have been, or will be prior to the Closing Date, obtained or made, (B) as will be obtained pursuant to the Registration Rights Agreement, under the Act and the Trust Indenture Act, (C) as may be required under the Act, the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, (D) would not have a Material Adverse Effect if not obtained or made and (E) as disclosed in the Final Memorandum. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) the DGCL, (iii) the Delaware LP Act, (iv) the Delaware LLC Act and (v) applicable laws of the United States of America.
     (xxiii) The statements contained in the Preliminary Memorandum and the Final Memorandum under the captions “Risk Factors—Risks Inherent in Our Business—Discovery’s interstate tariff rates are subject to review and possible adjustment by federal regulators, which could have a material adverse effect on our business and operating results. Moreover, because Discovery is a non-corporate entity, it may be disadvantaged in calculating its cost of service for rate-making purposes,” “Certain Relationships and Related Transactions,” “ERISA Considerations” and under the fourth paragraph under the caption “Description of Other Indebtedness,” insofar as such statements purport to summarize certain provisions of documents referred to therein or refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
     (xxiv) The Partnership is not, after giving effect to the Transactions and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Preliminary Memorandum and the Final Memorandum, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (xxv) Assuming (i) the accuracy of the representations and warranties of the Williams Parties set forth in Section 1 of this Agreement, (ii) the due performance by the Issuers and the Initial Purchasers of the covenants and agreements set forth in this Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and the restrictions described in the Preliminary Memorandum and the Final Memorandum, (iv) the accuracy of the representations and warranties of the Initial Purchasers set forth in Section 4 of this Agreement, (v) the accuracy of the representations and warranties made or deemed to be made in accordance with this Agreement and the Preliminary Memorandum and the Final Memorandum by purchasers to whom the Initial Purchasers initially resell the Securities and (vi) that purchasers to whom the Initial Purchasers initially resell the Securities have been made aware of the information set forth in the Preliminary Memorandum and the Final Memorandum under the caption “Notice to Investors,” the offer, issue, sale and delivery of the Securities to the Initial Purchasers and the initial resale of the Securities by the Initial Purchasers, each in the manner contemplated by this Agreement and the Disclosure Package and the Final Memorandum, do not require registration under the Act; provided, however, that such counsel need not express any opinion as to any subsequent resale of any Security.
     In addition, such counsel has participated in conferences with officers and other representatives of the Williams Parties, representatives of the independent registered public accounting firm of the Partnership and the General Partner and the Initial Purchasers’ representatives, at which the contents of the Disclosure Package and the Final Memorandum and related matters were discussed and, although such counsel has not independently verified and is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Memorandum (except as and to the extent set forth in paragraphs (xvii) and (xxiii) above), on the basis of the foregoing (relying as to factual matters in respect of the determination of materiality to the extent such counsel deems reasonable and appropriate upon the statements of fact made by officers and other representatives of the Partnership Entities), no facts have come to such counsel’s attention that have led such counsel to believe that (i) the Disclosure Package, as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Final Memorandum, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no opinion, statement or belief in this letter with respect to (i) the historical and pro forma financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon and (ii) any other related financial, statistical and accounting data included in, or excluded from, the Disclosure Package or the Final Memorandum or any further amendment or supplement thereto.
     Such counsel’s opinion may be limited to matters governed by the applicable laws of the United States of America, the applicable laws of the States of Texas, the applicable laws of the State of New York, the DGCL, the Delaware LP Act and the Delaware LLC Act. Such counsel need not express any opinion with respect to the title of any of the Partnership Entities to any of their respective real or personal property or the accuracy of the descriptions or references in the Disclosure Package, the Final Memorandum or the Operative Agreements to any real or personal property, and need not express any opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Entities may be subject.

EXHIBIT B
FORM OF OPINION OF JAMES J. BENDER
     (i) Williams Finance has been duly incorporated and is validly existing in good standing as a corporation under the DGCL, is duly registered or qualified to do business and is in good standing as a foreign corporation under the laws of the jurisdictions set forth on Annex B to this Agreement.
     (ii) Each of MCFS and Four Corners LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, is duly registered or qualified to do business and is in good standing as a foreign limited liability company under the laws of the jurisdictions set forth on Annex I to this Agreement; and each such limited liability company has all requisite limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, in each case as described in the most recent Preliminary Memorandum and the Memorandum.
     (iii) WE owns a 20% limited liability company interest in DPS; such limited liability company interest has been duly authorized and validly issued in accordance with the DPS LLC Agreement, and is fully paid (to the extent required under the DPS LLC Agreement) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act), subject to the capital contribution provisions of the DPS LLC Agreement; and WE owns such limited liability company interest free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WE as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming WE as debtor is on file as of the date in such counsel’s opinion with the Oklahoma UCC Central Filing Office – Oklahoma County Clerk or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the DPS LLC Agreement, and except as provided in the DPS LLC Agreement.
     (iv) Williams directly or indirectly owns a 100% limited liability company interest in each of WES, WFS Group and WFS Company; such limited liability company interests have been duly and validly authorized and issued in accordance with the respective Williams Subsidiary LLC Agreements and are fully paid (to the extent required under the respective Williams Subsidiary LLC Agreements) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Williams owns such limited liability company interests free and clear of all liens, encumbrances, security interests or claims (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Williams, WES or WFS Group, as applicable, as debtor is on file as of the date in such counsel’s opinion with the Secretary of State of the State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Williams, WES or WFS Group, as applicable, as debtor is on file as of the date in such counsel’s opinion with the Oklahoma UCC Central Filing Office — Oklahoma County Clerk or (C) otherwise known to such counsel, without independent

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investigation, other than those created by or arising under the Delaware LLC Act or the Williams Subsidiary LLC Agreements.
     (v) Each of the Operative Agreements to which any of the Williams Entities, other than the Williams Parties, is a party has been duly authorized and validly executed and delivered by or on behalf of each of the Williams Entities party thereto.
     (vi) The offering, issuance and sale by the Partnership and Williams Finance of the Securities, the execution, delivery and performance by the Williams Entities of each of this Agreement, the Indenture, the Registration Rights Agreement and the Operative Agreements and the consummation of the transactions contemplated thereby will not result in: (A) a violation of the certificate of incorporation, bylaws, limited liability company agreement, limited partnership agreement or similar organizational document of any of the Williams Entities (other than the Williams Parties), (B) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to or by which any of the Williams Entities (other than the Williams Parties) is bound or to which any of the property or assets of any of the Williams Entities (other than the Williams Parties), is subject, or (C) any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Williams Entities (other than the Williams Parties) or any of their properties or assets, except as described in the Preliminary Memorandum and the Final Memorandum and any such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect.
     (vii) To such counsel’s knowledge, other than as set forth in the Disclosure Package and the Final Memorandum, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or to which any property or assets of any of the Partnership Entities is the subject which, if determined adversely to such Partnership Entity, might (A) reasonably be expected to have a Material Adverse Effect, or (B) subject the limited partners of the Partnership to any material liability or disability; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

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